                                                                    EXHIBIT 23.7

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3/A No. 333-13123) and related Prospectus of Metrocall, Inc. for the registration of 1,961,942 shares of its common stock and to the incorporation by reference therein of our report dated June 17, 1996 with respect to the financial statements of Page America Group, Inc. (New York and Chicago Operations) included in Metrocall, Inc's. Current Report on Form 8-K/A filed on October 1, 1996 with the Securities and
Exchange Commission.

                                                /s/ ERNST & YOUNG LLP

                                                ERNST & YOUNG LLP

Hackensack, New Jersey
November 7, 1996